Exhibit 28.e.7

FIFTH AMENDMENT TO

DISTRIBUTION AGREEMENT

This fifth Amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated as of November 12, 2010, as amended, by and between Bridgeway Funds, Inc. (the “Client”) and Foreside Fund Services, LLC (“Foreside”) is entered into as of March 31, 2016 (the “Effective Date”).

WHEREAS, Foreside and Client desire to amend Schedule I of the Agreement to remove the Bridgeway Large Cap Growth Fund; and

WHEREAS, Foreside and Client may amend Schedule I in accordance with Sections 7.5 and 8 of the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Foreside and Client hereby agree as follows:

1.        Schedule I to the Agreement is hereby amended and restated in its entirety as attached hereto.

2.        Except as expressly amended hereby, all of the provisions of the Agreement shall remain in full force and effect to the same extent as if fully set forth herein.

3.        This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

BRIDGEWAY FUNDS, INC.		FORESIDE FUND SERVICES, LLC

By:	/s/ Linda Giuffré	By:	/s/ Mark A. Fairbanks

Name:	Linda Giuffré	Name:	Mark A. Fairbanks

Title:	Chief Compliance Officer	Title:	Vice President

SCHEDULE I

Funds and Classes of the Client

As of March 31, 2016

Funds	Class(es)
Bridgeway Ultra-Small Company Fund	Class N
Bridgeway Ultra-Small Company Market Fund	Class N
Bridgeway Aggressive Investors 1 Fund	Class N
Bridgeway Small-Cap Growth Fund	Class N
Bridgeway Small-Cap Value Fund	Class N
Bridgeway Blue Chip 35 Index Fund	Class N
Bridgeway Managed Volatility Fund	Class N
Bridgeway Small-Cap Momentum Fund	Class N
Bridgeway Omni Tax-Managed Small-Cap Value Fund (formerly known as Bridgeway Omni Small-Cap Value Fund)	Class N
Bridgeway Omni Small-Cap Value Fund	Class N